Exhibit 23(a)



INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Arguss Holdings, Inc.

         We consent  to the  incorporation  by  reference  in this  Registration
Statement of Arguss Holdings, Inc. (the "Company") on Form S-3 of our report dated February 13, 1998 appearing in the Annual Report on Form 10-KSB of the Company for the year ended December 31, 1997 and to the reference to our firm under the heading "Experts" in the Prospectus, which is part of the Registration Statement.




/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP

Boston, Massachusetts
August 31, 1998